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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in the Prospectus constituting part of Amendment No. 1 to this Registration Statement on Form S-3 of our report dated February 27, 1998 relating to the financial statements of President International, Inc., which appears on page F-6 of the Current Report on Form 8-K/A dated December 10, 1998 of Keebler Foods Company. We also consent to the references to our firm under the caption "Experts."


                                          PricewaterhouseCoopers LLP
Atlanta, Georgia

December 29, 1998